UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

Vapotherm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38740	46-2259298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 658-0011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

Vapotherm, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders on September 19, 2024 (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of June 17, 2024 (the “Merger Agreement”), by and among Veronica Holdings, LLC, a Delaware limited liability company (“Topco”), Veronica Intermediate Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Topco (“Parent”), Veronica Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), and as a result of which the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger and as a direct, wholly owned subsidiary of Parent.

As of the close of business on August 12, 2024, the record date for the Special Meeting (the “Record Date”), there were 6,244,935 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), outstanding and entitled to vote at the Special Meeting. Each share of Company Common Stock was entitled to one vote. Stockholders holding an aggregate of 3,568,829 shares of Company Common Stock entitled to vote at the Special Meeting, representing 57.15% of the outstanding shares of Company Common Stock as of the Record Date, and which constituted a quorum thereof, were present in person or represented by proxy at the Special Meeting.

At the Special Meeting, the following proposals were considered, each of which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on August 15, 2024:

1.
To adopt the Merger Agreement by and among Topco, Parent, Merger Sub and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger (the “Merger Agreement Proposal”);

2.
To approve, on a non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
Any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement Proposal if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The approval of the Merger Agreement Proposal required the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of the close of business on the Record Date. The approval of the Compensation Proposal, on a non-binding, advisory basis, required the affirmative vote of a majority of votes cast at the Special Meeting. The approval of the Adjournment Proposal required the affirmative vote of a majority of votes cast at the Special Meeting.

Proposal No. 1: Merger Agreement Proposal.

The stockholders approved the Merger Agreement Proposal by the following final voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,503,337	60,664	4,828	0

Proposal No. 2: Compensation Proposal.

The stockholders approved, on a non-binding basis, the Compensation Proposal by the following final voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,480,625	80,942	7,262	0

Each of the Merger Agreement Proposal and the Compensation Proposal was approved by the required vote of the Company’s stockholders. As there were sufficient votes from the Company’s stockholders to approve the Merger Agreement, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not presented to the Company’s stockholders.

The completion of the Merger remains subject to the satisfaction of other closing conditions as set forth in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date:	September 19, 2024	By:	/s/ James A. Lightman
James A. Lightman Senior Vice President, General Counsel and Secretary